Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Amendment No. 5 to the Registration Statement on Form S 1 of China United Insurance Service, Inc., of our report dated May 11, 2011 relating to the financial statements of Sichuan Kangzhuang Insurance Agency Co., Ltd. for the year ended June 30, 2010 and 2009, which appear in such Registration Statement. We also consent to the reference to us under the heading “Experts” in this Registration Statement.

Goldman Kurland and Mohidin, LLP
Encino, California
December 13, 2011